EXHIBIT 16

                            COMISKEY & COMPANY, P.C.
                         789 Sherman Street, Suite #440
                             Denver, Colorado 80203
                 Telephone: 303-830-2255 Facsimile: 303-830-0876

                                  May 17, 2004



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K, dated May 17, 2004, of Savoy Resources Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




                                                     Very truly yours,

                                                     /s/ Comiskey & Company
                                                     ----------------------
                                                     COMISKEY & COMPANY
                                                     Professional Corporation